Exhibit 10.1

SECOND AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

this Second Amendment to Revolving Credit, Term Loan and Security Agreement (the “Amendment”) is made this 22nd day of March, 2012 among appliance recycling centers of america, inc., a Minnesota Corporation (“arca”), appliance recycling centers of america-california, inc., a California Corporation (“arca-ca”), arca canada inc., an Ontario, Canada Corporation (“arca canada”) appliancesmart, inc., a Minnesota Corporation (“Appliance Smart”, together with arca, arca-ca and arca Canada, collectively, the “Borrowers” and each individually, a  “Borrower”), certain financial institutions party to the Credit Agreement from time to time as lenders (the “Lenders”), and pnc bank, national association, as agent and lender (“pnc”, in such capacity, “Agent”).

RECITALS

A.                                    The Borrowers, Lenders and PNC are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of January 24, 2011 (as the same may have been amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which PNC has made certain loans to, and extensions of credit for the account of, the Borrowers.  The Credit Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms used not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement, as amended hereby

B.                                    The Borrowers have requested, and PNC has agreed, to amend certain provisions of the Credit Agreement subject to the terms and conditions of this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.                                     Amendments to Credit Agreement.

(a)                            Leases.                   As of the Effective Date, Section 7.11 of the Credit Agreement is amended and restated as follows:

7.11                        Leases.  Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $6,200,000 in any one fiscal year in the aggregate for all Borrowers.

2.                                      Waiver.  To the extent that any Default or Event of Default has occurred since the Closing Date due to Borrowers’ failure to comply with Section 7.11, upon the effectiveness of this Amendment, Agent and Lenders hereby waive any such Default or Event of Default provided however that such waiver shall in no way constitute a waiver of any other Default or Event of Default which may have occurred, nor shall this waiver obligate Agents or Lenders to provide any further waiver of any other Default or Event of Default under the Loan Agreement

(whether similar or dissimilar, including any further Default or Event of Default resulting from a failure to comply with Section 7.11 of the Loan Agreement).  This waiver shall not preclude the future exercise of any right, power, or privilege available to Agents or Lenders whether under the Loan Agreement, the Other Documents or otherwise upon the occurrence of any Event of Default after the date hereof.

3.                                      Representations and Warranties.     Each Borrower, hereby:

(a)                            represents and warrants that all representations and warranties set forth in the Loan Agreement and all of the other Existing Financing Agreements are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)                            reaffirms all of the covenants contained in the Credit Agreement as amended hereby and covenants to abide thereby until the satisfaction in full of the Obligations and the termination of the commitments of the Lenders under the Credit Agreement;

(c)                             represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)                            represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate or company action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its organizational documents or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)                             represents and warrants that this Amendment is valid, binding and enforceable against the Borrowers in accordance with its terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (whether enforcement is sought in equity or at law).

4.                                     Conditions Precedent/Effectiveness Conditions.  This Amendment shall be effective upon Agent’s receipt of this Amendment (in form and substance satisfactory to Agent in its reasonable discretion) fully executed by Borrowers and the Lenders;

5.                                     Further Assurances.  Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

6.                                     Payment of Expenses.  Borrowers shall pay or reimburse Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

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7.                                     Reaffirmation of Credit Agreement.  Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended by this Amendment, and all other of the Other Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

8.                                     Miscellaneous.

(a)                            Third Party Rights.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)                            Loan Document. This Amendment is an “Other Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Other Documents shall apply hereto.

(c)                             Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(d)                            Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

(e)                             Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction

(f)                              Counterparts.  This Amendment may be executed in any number of counterparts and by facsimile, PDF or other electronic transmissions, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                             Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.

[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWERS:	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

	By:	/s/ Edward R, Cameron
	Name:	Edward R. Cameron
	Title:	President & CEO

APPLIANCE RECYCLING CENTERS OF AMERICA-CALIFORNIA, INC.

	By:	/s/ Edward R, Cameron
	Name:	Edward R. Cameron
	Title:	President & CEO

ARCA CANADA, INC.

	By:	/s/ Edward R, Cameron
	Name:	Edward R. Cameron
	Title:	President & CEO

APPLIANCESMART, INC.

	By:	/s/ Edward R, Cameron
	Name:	Edward R. Cameron
	Title:	President & CEO

AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

	By:	/s/ Timothy Canon
Timothy Canon, Vice President

200 S. Wacker Drive, Suite 600
Chicago, IL 60606

Commitment Percentage: 100%